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                                                                    Exhibit 23.1







                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Baylake Corp. Stock Purchase Plan of our report dated January 22, 1998 with respect to the consolidated financial statements of Baylake Corp. contained in its Annual Report on Form 10-K for the year ended December 31, 1997, and the related notes thereto, and our report dated November 12, 1998 relating to the consolidated balance sheet of Evergreen Bank (k/n/a Baylake Bank NA) and its subsidiaries as of October 1, 1998, and the related consolidated statements of operations, changes in stockholder equity and cash flows for the nine month period then ended, which report appears in Baylake's amended Periodic Report on Form 8-K dated October 1, 1998 filed with the Securities and Exchange Commission.



                                          /s/ Smith & Gesteland, LLP

Madison, Wisconsin                        SMITH & GESTELAND, LLP
December 16, 1998